EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 121 to the Registration Statement (the “Registration Statement”) of MFS Series Trust IX (the “Trust”) (File Nos. 2-50409 and 811-2464), of my opinion dated August 27, 2024, appearing in Post-Effective Amendment No. 120 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on August 27, 2024.

 DJANIRA LEAL

 Djanira Leal

 Assistant Counsel

Boston, Massachusetts

February 27, 2025